Exhibit (g)(9)
FORM OF
EXHIBIT A
List of Pacific Select Fund Portfolios Covered by the Custody Agreement and Amendments thereto by and among Pacific Select Fund, State Street Bank and Trust Company of California, N.A. and State Street Bank and Trust Company

International Value Portfolio

International Small-Cap Portfolio
Diversified Research Portfolio
Equity Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Concentrated Growth Portfolio
Diversified Bond Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Health Sciences Portfolio
Mid-Cap Value Portfolio
Large-Cap Growth Portfolio
 (formerly called Blue Chip Portfolio)
Capital Opportunities Portfolio
International Large-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio

Fasciano Small Equity Portfolio
(formerly called Aggressive Equity Portfolio)
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
Large-Cap Value Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio

Real Estate Portfolio
American Funds Growth Portfolio
American Funds Growth-Income Portfolio
VN Small-Cap Value Portfolio

Effective May 1, 2006, agreed to and accepted by:
PACIFIC SELECT FUND

By:

Name:	James T. Morris
Title:	President
STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By:	Attest:

Name:	By:

STATE STREET BANK AND TRUST COMPANY

By:	Attest:

Name:	By: